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Exhibit 10.5

ASSET PURCHASE AND RELEASE AGREEMENT

THIS ASSET PURCHASE AND RELEASE AGREEMENT ("Agreement") is made and entered into on this 19th day of September, 2024, by and between the following Parties:

Blackjack Silver Corp.("BSC") Butte Blackjack Operating LLC ("BBO") Ferry Lane Management, LLC ("FL Mgt") Ferry Lane Limited ("Ferry Lane")	New Butte Leasing, LLC ("NBL") R. Allan Payne ("Payne") Frank C. Crowley ("Crowley") Doney Crowley P.C. (the "Doney Firm")

RECITALS:

A.                              Ferry Lane, a British Virgin Islands corporation, is the owner of certain real property, mineral rights, mining claims, water rights, equipment, and buildings located in Silver Bow County in the State of Montana.

B.                                On September 30, 1999, Crowley was appointed as the agent and attorney-in-fact for Ferry Lane to manage leasing, development and other issues involving the property owned by Ferry Lane in Montana.

C.                                In 2011, Crowley and Payne incorporated and organized NBL (f/k/a FL Leasing, LLC) as a Montana limited liability company.

D.                               On April 10, 2015, Crowley dissociated from NBL leaving Payne as the sole member of NBL.

E.                                On November 29, 2011, NBL and Ferry Lane, through Crowley as attorney-in-fact, entered into an Exclusive Property Leasing & Management Agreement (the "Management Agreement") for NBL's management of Ferry Lane's properties in Montana.

F.                                By order dated July 15, 2019, [**+] approved the Management Agreement, appointed Payne as successor attorney-in-fact to Crowley and affirmed Crowley's resignation as attorney-in-fact for Ferry Lane.

G.                               Pursuant to the Management Agreement, on December 1, 2011, NBL entered into a mineral lease. BBO, which is a wholly owned subsidiary of BSC, is the current Lessee under that 2011 mineral lease.

H.                              Disputes have arisen between NBL and BBO, [**+] (jointly the "Arbitrations").

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I.                                   By virtue of a transaction dated November 2, 2023, BSC became the sole owner of record of all of the issued and outstanding shares of Ferry Lane and subsequently appointed FL Mgt as sole director of Ferry Lane after resignation of its prior director, Robert Clinton.

J.                                  After its acquisition, Ferry Lane, through its sole director at the time, terminated Payne as successor attorney-in-fact in the Montana Litigation. The decision, [**+], relates to Robert Clinton's authority as sole director of Ferry Lane to authorize this termination under the circumstances.

K.                               In order to resolve all of the outstanding disputes between the Parties, BSC seeks to acquire from Payne all of his outstanding membership interests in NBL and dismiss the Arbitrations and the Montana Litigation with prejudice.

NOW, THEREFORE, in consideration for payments to be paid by BSC and the terms and conditions hereinafter set forth, the parties agree to the following:

1.                                 Purchase and Sale.

A.	At the Closing, BSC shall purchase from Payne all of the membership interests in NBL and Payne shall resign as the member/manager and registered agent of NBL on the form contained in Exhibit A attached hereto. Within ten (10) business days of Closing, BSC shall designate with the Secretary of State's Office the person/entity nominated by BSC as the successor member/manager of NBL, as well as a new registered agent.
B.	At the Closing, Payne and the Doney Firm will resign as attorneys for Ferry Lane and NBL on the form attached as Exhibit B, said resignation will be accepted by Ferry Lane and NBL on that same form.
C.	NBL will remain the owner of the following assets, the possession, custody and control of which will transfer to BSC along with the membership interests at the time of the Closing:
1)	The Management Agreement between NBL and Ferry Lane.
2)	The balance of funds held in trust by the Doney Firm for Ferry Lane of no less than $31,183.86 by check payable to NBL.
3)	All corporate documents, materials and correspondence in the possession, custody or control of NBL principals and advisors pertaining to NBL and its affiliates, ARCO, and mineral and surface rights and encumbrances of Ferry Lane property (the "Corporate Documents"). Payne and/or the Doney Firm may retrain copies of these Corporate Documents. Notwithstanding the foregoing, the Corporate Documents shall not include attorney-client privileged documents, notes, research, and internal documents generated by Payne, Crowley, and the Doney Firm related to FL and NBL, or documents related to the litigation/arbitration involving BBO, Clinton, the Utah action, or actions in BVI, and Payne shall become the holder of the NBL privilege for these documents and may retain any non-related NBL documents and information.
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D.	At the time of Closing, NBL will have satisfied in full the following liabilities or Payne will remain solely responsible for them and will not withdraw from the Doney Firm any of the consideration provided in subsection 2 B, until the following liabilities are satisfied in full:
1)	Payment of all professional fees and legal expenses owed by NBL to the Doney Firm or to Payne.
2)	Payment of all professional fees and legal expenses owed by NBL for legal services rendered in the British Virgin Islands.
3)	Payment of all professional fees and legal expenses owed by NBL to the Utah law firm of SKOUBYE NIELSON & JOHANSEN, LLC.

After Closing, NBL shall remain responsible for all other of its obligations, including any amounts owed to AAA or individual arbitrators.

2.                                Monetary Consideration for the Purchase. In consideration for the membership interests of NBL, BSC will pay into the Trust Account for the Doney Firm a sum totaling $758,829.25, consisting of the following:

A.	The sum of $167,573.26, which has already been paid prior to the execution of this Agreement;
B.	The remaining sum of $591,255.99, which shall be due and payable at Closing.

Distribution and application of the above sums shall be made in the sole discretion of Payne, provided however that if Payne distributes any of the monetary consideration to any individual or entity who is not a party to this Agreement for settlement of legal bills or other obligations, he shall secure written confirmation indicating payment in full and settlement from the recipient.

3.                                Confidentiality of Corporate Documents. Payne and the Doney Firm, its principals, members, owners, assignees, beneficiaries, and advisors shall not disclose any information contained within the Corporate Documents to any other party. Disclosure of the Corporate Documents is permitted as required by applicable law or in connection with any litigation matters related to Lane F and its principals and agents, or Payne, in any litigation context. Any breach of this confidentiality obligation shall be subject to enforcement under the terms of this Agreement.

4.                                Universal Mutual Release. In further consideration of the terms and conditions of this Agreement, the Parties fully and forever release and discharge each other, their successors, assigns, agents, employees, members, partners, affiliates and attorneys, from any and all actions, claims, causes of action, demands, or expenses for damages or injuries, whether asserted or unasserted, known or unknown, foreseen or unforeseen, arising out of or involving decisions, resignations, actions, or inactions that Crowley, Payne or NBL took as agent(s) and attorneys-in-fact of Ferry Lane, including without limitation, any actions pursuant to the Management Agreement or any mining leases entered into as agents of Ferry Lane (collectively the "Agency Actions"). In as much as any injuries, damages, and losses resulting from the Agency Actions

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may not be fully known and may be more numerous or more serious than it is now understood or expected, the Parties agree that this mutual release applies to any and all injuries, damages and losses arising out of or involving the Agency Actions even though now unanticipated, unexpected and unknown, as well as any and all injuries, damages and losses which have already developed and which are now known or anticipated. Ferry Lane waives any and all rights to an accounting of funds collected and/or expended on its behalf prior to Closing, and it accepts the payment of the $31,183.86 mentioned above as full satisfaction. However, Payne and NBL shall provide accounting records in their possession not already available to BSC or its affiliates sufficient for the purpose of a financial audit from 2020 onwards, as required for regulatory purposes related to the public listing of BSC. This accounting shall be limited solely to the purpose of a financial audit for the years 2020 through Closing and shall not extend to any other purposes. Ferry Lane and Payne shall execute and have notarized the "Termination of the Power of Attorney and Designation of New Contact" contained in Exhibit C.

5.                                Indemnity. In further consideration of the terms and conditions of this Agreement, BSC, BBO, NBL, FL Mgt, and Ferry Lane (collectively the "Indemnitors"), jointly and severally agree to indemnify, hold harmless and defend Payne, Crowley, Lane F Holdings, and the Doney Firm (collectively the "Indemnitees") from and against any and all claims, actions, liabilities, losses, damages, or expenses (including, but not limited to, reasonable legal fees and costs), to the fullest extent permitted by law, arising out of or in connection with any actions, inactions, resignations or decisions made by the Indemnitees in their purported capacity as agents of and attorneys for Ferry Lane or as managers/members of or attorneys for NBL. This indemnity specially includes, but is not limited to, any and all actions or claims on whatever basis brought against the Indemnitees by ISLV Partners, LLC, Robert Clinton, Capital Joint Ventures Limited, Niels Sundel and/or related individuals or entities. This indemnification applies to all such matters, whether known or unknown, asserted or unasserted, that occurred at any time prior to the execution of this Agreement, provided that such actions, inactions, resignations, or decisions were not undertaken by the Indemnitees in bad faith within the liberally construed scope of their purported authority as an agent, attorney or manager.

6.                                Dismissal of Litigation and Arbitrations. With the Closing of this Agreement, or before, the Parties and their counsel shall take whatever steps are necessary to stipulate to the dismissal with prejudice of the claims being adjudicated in the Arbitration and the Montana Litigation.

7.                                Non-Assignability. Payne's rights under this Agreement shall not be assignable without written consent of BSC, such consent not to be unreasonably withheld.

8.                                No Third-Party Beneficiaries. Except for the benefits specifically granted herein to Crowley, there are no third-party beneficiaries intended by this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities.

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9.                                Pre-Closing/ Closing Deliverables.

A.	Prior to Closing, the following deliverables shall be provided:
1)	Executed stipulations for dismissal with prejudice for the Arbitrations and the Montana Litigation.
2)	Payment of the aggregate sum of $167,573.26, receipt of which is acknowledged by Payne and the Doney Firm.
B.	The closing of this transaction shall occur no later than two (2) business days after execution of this Agreement at the law offices of Doney Crowley, P.C. in Helena, Montana. Time is of the essence in the Closing of this transaction.
C.	At the Closing, the following deliverables shall be provided:
1)	Payne shall deliver to BSC the fully executed Membership Assignment in the format attached as Exhibit A as well as copies of all the Corporate Documents.
2)	BSC shall deliver to the Doney Firm Trust Account (either by wire transfer or by check), the sum of $591,255.99.

10.                          Cooperation and Non-Disparagement. Following the execution of this Agreement:

A.	The Parties agree that they will cooperate with each other, including responding to any reasonable requests for information and assistance, regarding any matter involving: (1) the ownership of and actions of NBL; and (2) the actions of Payne and/or Crowley as agents for Ferry Lane, including the execution of any further documents reasonably necessary to effectuate the terms of this Agreement. For any cooperation requests submitted by the Parties pursuant to this provision that exceeds a commercially reasonable time or effort, the responding party may agree to further cooperation and shall be entitled to reasonable compensation for those efforts.
B.	The Parties agree that they, their agents, employees or representatives, will not at any time make, publish or communicate to any person or entity or in any public forum or online any defamatory, harmful, or disparaging remarks, comments, or statements concerning each other, their respective businesses, or their employees, officers, agents, employees and existing or prospective investors.
C.	The Parties agree that neither of them, nor their agents, employees, shareholders, members, or attorneys will not knowingly encourage, counsel or assist any third-parties, or their attorneys, in the presentation, prosecution or advancement of any disputes, differences, claims, or charges being asserted by a third party against Payne, Crowley, Doney Firm, BSC, BBO, FL Mgt, Ferry Lane, and NBL.

11.                          Confidentiality. Except for the provisions in the "Confidentiality of Corporate Documents" clause above, there will be no confidentiality restrictions regarding this Agreement, allowing all parties to share the information freely.

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12.                          Payne's Warranties and Representations. Payne, and his respective, heirs, assigns, agents, attorneys, or representatives, warrants and represents to BSC as follows:

A.	Payne is the sole member of NBL and has the authority and right to enter into this Agreement and to carry out the transactions contemplated herein.
B.	This Agreement constitutes the legal, valid, and binding obligations of Payne, enforceable against Payne in accordance with its terms.
C.	Neither the execution and delivery of this Agreement, nor the consummation by Payne of any of the transactions contemplated hereby, will result to his knowledge in a breach of any term, provision, covenant, or condition of any agreement or instrument to which he or NBL is a party or by which they may be bound, or with which the giving of notice or lapse of time or both would constitute an event of default thereunder.

13.                          BSC's Warranties and Representations. BSC warrants and represents to Payne as follows:

A.	BSC has the power and authority to enter into this Agreement and carry out its obligations hereunder.
B.	This Agreement constitutes the legal, valid, and binding obligations of BSC, enforceable against BSC in accordance with its terms
C.	Neither the execution and delivery of this Agreement, nor the consummation by BSC of any of the transactions contemplated hereby, will result to its knowledge in a breach of any term, provision, covenant, or condition of any agreement or instrument to which it or Ferry Lane, BBO or FL Mgt is a party or by which they may be bound, or with which the giving of notice or lapse of time or both would constitute an event of default thereunder.

14.                          Tax Matters. Neither Party makes any representation as to the tax implications of the transactions contemplated within this Agreement. The parties agree to take all necessary and advisable action to report this transaction with the appropriate federal and state taxing authorities.

15.                          Specific Performance. If any party breaches and fails to perform their respective duties under this Agreement in accordance with its terms, then the non-breaching parties have the remedy of specific performance in addition to all other remedies available at law or equity.

16.                          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Montana without regard to its conflicts of laws principals.

17.                          Severability. If any portion of this Agreement is held to be void or unenforceable, then the balance of this Agreement shall nevertheless be effective and enforceable.

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18.                          Attorneys' Fees. Should any party incur any costs or expenses, including reasonable attorneys' fees, to enforce any of the provisions of this Agreement, the non-prevailing parties shall reimburse the prevailing party upon demand.

19.                          Time. Time is of the essence of this Agreement.

20.                          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. As used herein, "counterparts" shall include full copies of this Agreement signed and delivered by facsimile transmission or electronic mail ("e-mail") correspondence, as well as photocopies of such facsimile transmission or e-mail correspondence.

21.                          Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns. This Agreement is the product of the negotiations of the Parties. By virtue of the signature of all Parties herein, this Agreement shall be deemed to have been drafted by all Parties collectively, and any ambiguity herein shall not be construed for or against any Party.

22.                          Entire Agreement. This Agreement embodies the entire agreement among the Parties, and supersedes all prior negotiations, understandings, and agreements, if any, relating to the subject matter hereof. This Agreement may be amended, modified, or supplemented only by an instrument in writing duly executed by all Parties hereto.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year set forth on page 1 of this Agreement.

/s/ R. Allan Payne	/s/ C. Travis Naugle
R. Allan Payne, Individually and as the sole Member of New Butte Leasing, LLC	C. Travis Naugle, in his capacity as
CEO, Blackjack Silver Corp.,
the sole member of Butte Blackjack
/s/ Jack G. Connors	Operating, LLC and FL Management, LLC,
Jack G. Connors, Shareholder	the sole director of Ferry Lane, Limited
Doney Crowley P.C.

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EXHIBIT A

MEMBERSHIP INTEREST ASSIGNMENT AND RESIGNATION AS
MEMBER/MANAGER AND REGISTERED AGENT

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, R. Allan Payne, whose mailing address is [**+] ("Assignor"), hereby assigns, transfers, and conveys unto BLACKJACK SILVER CORP., whose mailing address is P.O. Box 3522, Butte, MT 59702 ("Assignee"), the following described intangible personal property:

All of Assignor's issued and outstanding Membership Interests in New Butte Leasing, LLC, a Montana limited liability company, free and clear of all liens and encumbrances.

TO HAVE AND TO HOLD the above-described property unto Assignee, its successors and assigns, forever; and Assignor covenants to and agrees with Assignee, its successors and assigns, to warrant and defend and does warrant the assignment of said Membership Interests to Assignee, its successors and assigns, against all and every person and persons whomever, lawfully claiming or to claim the same.

RESIGNATION AS MEMBER/MANAGER AND REGISTERED AGENT R. Allan Payne hereby resigns as member/Manger of New Butte Leasing, LLC.

IN WITNESS WHEREOF, Assignor has executed this Membership Interest Assignment effective as of the 19th date of September, 2024.

/s/ R. Allan Payne
R. Allan Payne

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